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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this prospectus.


                                                  /s/ Arthur Andersen LLP

San Francisco, California
June 7, 1996